UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2011

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

                      Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2011, J. C. Penney Company, Inc. (the “Company”) entered into a stockholders agreement (the “September Agreement”) with Vornado Realty Trust and its controlled affiliates (collectively, “Vornado”).

Pursuant to the September Agreement, Vornado is prohibited from acquiring beneficial ownership of shares of common stock of 50¢ par value of the Company (the “Common Stock”) and/or derivative securities whose value is derived in whole or in part from the value of the Common Stock if, after the acquisition, Vornado would have beneficial ownership and/or economic exposure to the equivalent of more than 15.4% of the shares of Common Stock.  In addition, until October 10, 2011, the September Agreement prohibits Vornado from acquiring beneficial ownership of any additional shares of Common Stock.  The September Agreement requires that Vornado cause the number of shares of Common Stock as to which it possesses the power to vote (or direct the voting of) in excess of the Applicable Share Number to be present for quorum purposes and to be voted at a meeting of the Company’s stockholders either (1) as recommended by the Company’s Board of Directors or (2) in direct proportion to the manner in which all stockholders (other than Vornado and Pershing Square Capital Management, L.P. and its controlled affiliates) vote.  As used in the September Agreement, the “Applicable Share Number” means the number of shares of Common Stock equal to the lesser of (a) 9.9% of the shares of Common Stock and (b) the greater of (i) 9.0% of the shares of Common Stock and (ii) the number of shares of common stock in clause (a) minus the aggregate number of shares of Common Stock of which Vornado has acquired beneficial ownership or economic exposure through derivative securities after the date of the September Agreement.

The September Agreement provides that Vornado will not knowingly transfer shares of Common Stock to any person if, following such transfer, such person would beneficially own 10% or more of the shares of Common Stock, subject to certain limitations in the case of a tender or exchange offer with respect to which the Company accepts or takes no position.

The September Agreement permits Vornado to designate one member of the Board of Directors, which member is currently Steven Roth.  The September Agreement will terminate if the Company fails to nominate Vornado’s board designee in certain cases, if Vornado ceases to beneficially own at least 5.9% of the shares of Common Stock for one year or if Vornado is no longer required to report beneficial ownership of Common Stock on Schedule 13D or Schedule 13G under the Securities Exchange Act of 1934, as amended.  After September 16, 2016, Vornado may also elect to terminate the September Agreement at any time if, at such time, it beneficially owns and/or has economic exposure to the equivalent of no more than 23,400,000 shares of Common Stock (equitably adjusted to reflect the effect of any stock split, split-up, reverse stock split, stock dividend or similar change with respect to the Common Stock).

In connection with the execution of the September Agreement, the Company has entered into an amendment (“Amendment No. 2”) to the Stockholder Protection Rights Agreement by and between the Company and Mellon Investor Services, LLC (operating with the service name BNY Mellon Shareowner Services) as the Rights Agent, as amended by Amendment No. 1 thereto (the “Rights Agreement”), pursuant to which the Company declared a dividend of one preferred stock purchase right for each outstanding share of Common Stock.  Amendment No. 2 amends the definition of “Acquiring Person” in the Rights Agreement to permit Vornado to acquire securities in accordance with the terms and conditions of the September Agreement.

The September Agreement terminates the Stockholders Agreement dated February 24, 2011 between the Company and Vornado (the “February Agreement”), in which Vornado had agreed to cause the number of shares of Common Stock as to which it possessed the power to vote (or direct the voting of) in excess of 9.9% to be present for quorum purposes and to be voted at a meeting of the Company’s stockholders either (a) as recommended by the Company’s Board of Directors or (b) in direct proportion to the manner in which all stockholders (other than Vornado and Pershing Square Capital Management, L.P. and its controlled affiliates) vote.

The foregoing summaries of Amendment No. 2 and the September Agreement are qualified in their entirety by reference to the copies of Amendment No. 2 and the September Agreement attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above regarding the termination of the February Agreement is incorporated herein by reference as if fully set forth herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth above regarding Amendment No. 2 is incorporated herein by reference as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)              Exhibit 4.1             Amendment No. 2 to Stockholder Protection Rights Agreement
 between the Company and Mellon Investor Services, LLC

    Exhibit 10.1            Stockholders Agreement, dated September 16, 2011, between the
  Company and Vornado Realty Trust and its controlled affiliates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date: September 19, 2011

EXHIBIT INDEX

Exhibit Number                Description

4.1                               Amendment No. 2 to Stockholder Protection Rights
Agreement between the Company and Mellon Investor Services, LLC

10.1                             Stockholders Agreement, dated September 16, 2011,
between the Company and Vornado Realty Trust and its controlled affiliates